Exhibit 10.12

Execution Copy

GUARANTEE AND COLLATERAL AGREEMENT

made by

VANGUARD CAR RENTAL USA HOLDINGS INC.,

and certain of its Subsidiaries

in favor of

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Administrative Agent

dated as of June 14, 2006

Schedules

Schedule 1	Notice Addresses of Grantors
Schedule 2	Description of Investment Property and Deposit Accounts
Schedule 3	Filings and other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Locations of Inventory and Equipment
Schedule 6	Intellectual Property
Schedule 7	Instruments and Chattel Paper
Schedule 8	Letter-of-Credit Rights
Schedule 9	Commercial Tort Claims
Schedule 10	Oklahoma Development Financing Collateral

Annexes

Annex I	Assumption Agreement
Annex II	Acknowledgment and Consent

iii

GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 14, 2006, made by VANGUARD CAR RENTAL USA HOLDINGS INC., a Delaware corporation (the “US Borrower”), and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”, in favor of GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as Administrative Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 14, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the US Borrower, National Car Rental (Canada) Inc., a Canada corporation (the “Canadian Borrower” and together with the US Borrower the “Borrowers”) the Lenders, the Administrative Agent, GSCP, J.P. Morgan Securities Inc. and Lehman Brothers Inc., as Sole Joint Lead Arrangers and Joint Bookrunners, GSCP and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Bank of Montreal, as Canadian Agent and Lehman Commercial Paper Inc., Bank of Montreal and Wachovia Bank, National Association as Co-Documentation Agents. Capitalized terms used herein shall have the meanings set forth in Section 1 hereof.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to each of the US Borrower and the Canadian Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers are members of an affiliated group of companies that includes the Borrowers and each Guarantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the US Borrower to make valuable transfers to one or more of the Guarantors in connection with the operation of their respective businesses;

WHEREAS, certain of the Qualified Counterparties may enter into, or may have entered into prior to the date hereof, Specified Hedge Agreements with the US Borrower;

WHEREAS, the Borrowers and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the extensions of credit to each of the US Borrower and the Canadian Borrower under the Credit Agreement and from the Specified Hedge Agreements; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the US Borrower and the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

NOW, THEREFORE, in consideration of these premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, the US Borrower and each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties as follows:

SECTION 1.                                DEFINED TERMS

1.1                                 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Contract, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)                                 The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the Obligations (as defined in the Credit Agreement).

“Claim”: any and all Accounts, Chattel Paper, General Intangibles, Indebtedness, Instruments, rights to payment and claims of any kind or nature, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, disputed or undisputed, legal or equitable, secured or unsecured, in each case owed to any Grantor by any other Grantor.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyright License”: any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 6), granting any right under any Copyright, including, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country, union of countries, or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 6 as such schedule may be amended or supplemented from time to time), all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), all protectable designs, all software, and all works of authorship and other intellectual property rights embodied therein and all right to make and exploit derivative works based on, or adopted from, works covered by such copyrights, and with respect to any and all of the foregoing, all (ii) registrations and recordings thereof, and all applications in connection therewith, including, all registrations, recordings and applications in the United States Copyright Office, and (iii) all rights to, and to obtain, all renewals thereof.

“Deposit Account”: as defined in the New York UCC and, in any event, including, any demand, time, savings, passbook or similar account maintained with a bank.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Grantors”: the collective reference to the US Borrower and each Subsidiary Guarantor.

“Guarantor Obligations”: with respect to any Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, all reasonable fees and disbursements of counsel to the Administrative

Agent or to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to all intellectual property and other proprietary rights, whether arising under United States, multinational or foreign laws or otherwise, including, (i) the Copyrights, (ii) the Copyright Licenses, (iii) the Patents, (iv) the Patent Licenses, (v) the Trademarks, (vi) the Trademark Licenses, (vii) the Trade Secrets, (viii) the Trade Secret Licenses, and with respect to any of the foregoing, (ix) all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, (x) the right to receive all proceeds and damages therefrom, including, licenses, royalties, income, payments, claims, damages, and proceeds of suit, and (xi) all common law and other rights throughout the world in and to all of the foregoing.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Debt and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the Guarantor Obligations.

“Oklahoma Development Financing Collateral”: as defined in Schedule 10.

“Parent Guarantor”: the US Borrower, solely in its capacity as guarantor for the Canadian Obligations under Section 2 hereof.

“Patents”: (i) all letters patent of the United States, any other country, or union of countries, or any political subdivision thereof, all reissues and extensions thereof, including any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country or union of countries and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 6, (iii) all inventions and improvements described in any patent or patent application, including any of the foregoing listed in Schedule 6, and (iv) all rights to, and to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, any of the foregoing referred to in Schedule 6.

“Pledged Debt” shall mean, with respect to any Grantor, all indebtedness owed to such Grantor, including, all indebtedness described on Schedule 2 under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Securities”: the collective reference to the Pledged Debt and the Pledged Stock.

“Pledged Stock”: all equity interests of Capital Stock held by any Grantor in each Issuer, including, all interests listed on Schedule 2 (as such schedule may be amended or modified from time to time) and the certificates, if any, representing such equity interests and any interest of any Grantor on the books and records of such Issuer or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interest that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder and (ii) any general partnership interests held by any Grantor in any Finance Company be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-l02(a)(64) of the New York UCC and, in any event, including, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, any Account).

“Secured Parties”: the collective reference to the Agents, the Lenders under the Term Loan Facility and the Revolving Credit Facility (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties and shall include, all former Agents, Lenders and Qualified Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Qualified Counterparties and such Obligations have not been paid or satisfied in full.

“Securities Act”: the Securities Act of 1933, as amended.

“Subsidiary Guarantors”: as defined in the preamble.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, Internet domain names, logos, slogans and other source or business identifiers (and all translations, adaptations, derivations and combinations of the foregoing), and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, any of the foregoing referred to in Schedule 6.

“Trade Secret License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trade Secret, including any of the foregoing referred to in Schedule 6.

“Trade Secrets”: all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, whether or not reduced to a writing or other tangible form, including, any of the foregoing referred to in Schedule 6.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and all tires and other appurtenances to any of the foregoing.

“Uniform Commercial Code”: the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

1.2                                 Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  References to “Sections,” “Exhibits” and “Schedules” shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

(d)                                 The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

(e)                                  If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

(f)                                    All references herein to provisions of the New York UCC shall include all successor provisions under any subsequent version or amendment to any Article of the New York UCC.

(g)                                 Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                                GUARANTEE

2.1                                 Guarantee. (a) The Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the US Borrower and the Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)                                 The US Borrower hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Canadian Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Obligations.

(c)                                  Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(d)                                 Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(e)                                  Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations and any or all of the Guarantors may be free from their respective Guarantor Obligations.

(f)                                    No payment made by either the US Borrower or the Canadian Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from either the US Borrower or the Canadian Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from either the US Borrower or the Canadian Borrower, in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than Obligations in respect of Specified Hedge Agreements) are fully and finally paid in cash, no Letter of Credit shall be outstanding and the Commitments are terminated.

2.2                                 Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property:

(a)                                  If such payment is made by the US Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the US Borrower or a Letter of Credit issued for account of the US Borrower, the US Borrower shall not be entitled (A) to demand or enforce reimbursement or contribution in respect of such payment from any other Guarantor or (B) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Guarantor or its property, in each case, until payment in full of the Obligations.

(b)                                 If such payment is made by a Subsidiary Guarantor or from its property, such Subsidiary Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from either the US Borrower or the Canadian Borrower, as applicable, and (B) to demand and enforce contribution in respect of such payment from each other Subsidiary Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Subsidiary Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Subsidiary Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Subsidiary Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(c)                                  If such payment is made by the US Borrower or from its property, and to the extent such payment is made on account of the Canadian Obligations, the US Borrower shall be entitled, subject to and upon payment in full of the Obligations, (A) to demand and enforce reimbursement for the full amount of such payment from the Canadian Borrower and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(d)                                 If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Sections 2.2(a), 2.2(b) and 2.2(c), such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Guarantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(e)                                  All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(f)                                    The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(g)                                 Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(e) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(d).

2.3                                 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party, and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.4                                 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrowers and any of the Guarantors, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrowers or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrowers or any other Person against the Administrative Agent or any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers for the Borrower Obligations or of such Guarantor under the guarantee of such Guarantor contained in this

Section 2. in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrowers, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrowers, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrowers, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5                                 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the US Borrower, the Canadian Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the US Borrower, the Canadian Borrower or any Guarantor or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

2.6                                 Payments. Each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby collaterally assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts including all cash held in such Deposit Accounts and all certificates or instruments representing the same;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Intellectual Property;

(i)	all Inventory;

(j)	all Investment Property;

(k)	all Letter-of-Credit Rights;

(1)	all Money;

(m)	all Claims;

(n)	all Commercial Tort Claims to the extent they have been notified to the Administrative Agent pursuant to Sections 4.14 and 5.11;

(o)	all Goods and other property not otherwise described above;

(p)	all books and records pertaining to the Collateral; and

(q)

to the extent not otherwise included, all other property of the Grantor and all Proceeds (including cash and Cash Equivalents) and products, accessions, rents and profits of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 3 attach to, and Collateral shall not include, (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary, (ii) the Grantor’s rights under contracts and agreements (other than (A) accounts and general intangibles for money due or to become due thereunder and (B) any contract as to which consent for the Lien created hereby has been obtained) which by their terms validly prohibit the granting of a security interest or assignment thereof and are not subject to the provisions of Article 9 of the New York UCC rendering such prohibitions ineffective, (iii) any U.S. trademark applications or service mark applications to the extent the security interest granted hereunder would cause the invalidation of such application, it being understood that the Administrative Agent shall not record its security interest in such trademark or service mark applications, in each case until such time as statement to allege use (or the equivalent) in respect thereof has been filed with, and accepted by, the United States Patent and Trademark Office (it being understood that the applicable Grantor will notify the Administrative Agent in accordance with Section 5.10(k) once any such statement to allege use (or the equivalent) is filed with, and accepted by, the United States Patent and Trademark Office), (iv) any (A) stock or other equity interests of any Person that is a general partner or managing member of any Finance Company or (B) equity interests of any Finance Company that represent the general partner interests or managing member interests therein, or (v) any Oklahoma Development Financing Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1                                 Representations in Credit Agreement. In the case of each Grantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such

Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the US Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.

4.2                                 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to a part of the Collateral which would perfect another secured party’s interest in the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, in the ordinary course of business and consistent with past practice, grant licenses of Intellectual Property that such Grantor owns, develops or has rights in to third-party franchisees to use solely in connection with the development and operation of franchises of the business of such Grantor in particular territories as permitted under the applicable licenses. Each of the Administrative Agent and each Secured Party and the US Borrower agree that such licenses to franchisees are the only licenses that may be exclusive to the applicable licensees, provided, however, that such exclusivity is limited solely to use in a particular territory. For purposes of this Agreement and the other Loan Documents, such licenses are the only licenses of Intellectual Property that may contain exclusivity provisions and not constitute a “Lien” on such Intellectual Property.

4.3                                 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified in Section 4.19(a) of the Credit Agreement and on Schedule 3 hereto (all of which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in duly executed form, as applicable, and may be filed by the Administrative Agent at any time) constitute valid perfected security interests in all of the Collateral (except for any Intellectual Property arising under laws other than the laws of the United States and Canada) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law. Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including those specified in and to the extent required by Section 5.2 to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) as required by the terms hereof over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts, Securities Entitlements or Commodity Accounts (each as defined in the UCC), (ii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) as required by the terms hereof over all Deposit Accounts, (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) as required by the terms hereof over all Letter of Credit Rights, (iv) establish the Administrative Agent’s control (within the meaning of Section 9-105 of the UCC) as required by the terms hereof over all Electronic Chattel Paper and (v) establish the Administrative Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) as required by the terms hereof over all “transferable records” (as defined in UETA), and in each case unless otherwise provided in Section 5.2 or the Credit Agreement. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, in no event shall the Grantors or their

Affiliates be required to pay or to reimburse the Administrative Agent for the cost of perfecting its Lien in any Intellectual Property outside the United States or Canada.

4.4                                 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof (it being agreed that a certified charter, certificate of incorporation or other organization document and long-form good standing certificates dated within 30 days of the date hereof shall be sufficiently recent).

4.5                                 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods, Inventory in transit, and Inventory and Equipment, the fair market value of which does not exceed $500,000 at that location) are kept at the locations listed on Schedule 5.

4.6                                 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7                                 Investment Property. (a) Part I of Schedule 2 hereto sets forth all of the Pledged Stock owned by any Grantor and such Pledged Stock constitutes the percentage of issued and outstanding shares of Capital Stock of the respective Issuers thereof indicated on such schedule. Part II of Schedule 2 hereto sets forth all of the Pledged Debt owned by any Grantor. Part III, IV and V of Schedule 2 hereto sets forth all of the Securities Accounts, Commodities Accounts and Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and no Grantor has consented to or is otherwise aware of any person having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the Uniform Commercial Code of any jurisdiction) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account, in each case in which such Grantor has an interest, or any securities, commodities or other property credited thereto.

(b)                                 The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(c)                                  All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(d)                                 To the actual knowledge of such Grantor, the Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)                                  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.8                                 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.2.

(b)                                 None of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

(c)                                  The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

4.9                                 Material Contracts. (a) No consent of any party (other than such Grantor) to any Material Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

(b)                                 Each Material Contract is in full force and effect and constitutes a valid and legally enforceable obligation of each Grantor party thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)                                  No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Material Contracts by any Grantor party thereto other than (x) those consents, authorizations, filings or other acts which have been duly obtained, made or performed and are in full force and effect or (y) those consents, authorizations, filings or other acts, the lack of which could reasonably be expected to have a Material Adverse Effect.

(d)                                 Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(e)                                  The right, title and interest of such Grantor in, to and under the Material Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)                                    No amount payable to such Grantor under or in connection with any Material Contract is evidenced by any Instrument or Chattel Paper which is required to be delivered hereunder, except for those which have been delivered to the Administrative Agent.

(g)                                 None of the parties to any Material Contract is a Governmental Authority.

4.10                           Intellectual Property.  (a)    Schedule 6 sets forth a true and complete list of all registered Intellectual Property and all unregistered Intellectual Property that is material to the conduct of the business owned by such Grantor in its own name on the date hereof and all other Intellectual Property registered or unregistered licensed by such Grantor from a third party that is material to such Grantor. Except as set forth in Schedule 6, such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all such Intellectual Property owned by such Grantor and is otherwise entitled to use, and grant to others the right to use, all such Intellectual Property. Such Grantor has a valid and enforceable right to use all Intellectual Property which it uses in its business, but does not own.

(b)                                 On the date hereof, all Intellectual Property owned by such Grantor, and, to such Grantor’s knowledge, all Intellectual Property licensed by such Grantor, is valid, subsisting, unexpired, and enforceable and has not been abandoned. To such Grantor’s knowledge, neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property in connection therewith conflicts with, infringes upon, misappropriates, dilutes, or otherwise violates the Intellectual Property rights of any other person.

(c)                                  Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property used in the conduct of the business of such Grantor is the subject of any licensing agreement pursuant to which such Grantor is the licensor. To such Grantor’s knowledge no person is engaging in any activity that infringes upon, or is otherwise an unauthorized use of, any Intellectual Property owned by such Grantor that is material to the conduct of the business of such Grantor.

(d)                                 No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity, enforceability, registration, ownership or use of, or such Grantor’s rights in, any material Intellectual Property owned by such Grantor and used in the conduct of such Grantor’s business in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)                                  No action or proceeding is pending, or, to the knowledge of such Grantor, has been threatened, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, registration, ownership or use of any material Intellectual Property owned by such Grantor, or (ii) which, if adversely determined, would have a Material Adverse Effect on the value of such Intellectual Property.

(f)                                    Such Grantor has performed all acts and has paid all required fees and taxes in the ordinary course of business to maintain each and every item of Intellectual Property owned by such Grantor that is material to the conduct of such Grantor’s business in full force and effect and to protect and maintain its interest therein. The consummation of the transactions contemplated by this Agreement (including the enforcement of remedies) will not result in the termination or impairment of any of the material Intellectual Property used in the conduct of the Grantor’s business.

(g)                                 To such Grantor’s knowledge, none of the Trade Secrets owned by such Grantor that are material to the business of such Grantor have been divulged or disclosed, used or appropriated, in each case, to the detriment of such Grantor for the benefit of any other person, and no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property owned by such Grantor that is material to the conduct of the business of the Company.

4.11                           Instruments and Chattel Paper. Schedule 7 contains a complete and correct list of all Instruments and Chattel Paper owned by each Grantor as of the date hereof with a value in excess of $500,000.

4.12                           Letter-of-Credit Rights. (a) No Grantor is a beneficiary or assignee under any letter of credit with a face value in excess of $500,000 other than the letters of credit described on Schedule 8 hereto.

(b)                                 Each Grantor has obtained the consent of each issuer of any letter of credit listed on Schedule 8 hereto to the assignment of proceeds of the letter of credit to the Administrative Agent

4.13                           Commercial Tort Claims. No Grantor has any commercial tort claims which it reasonably believes to be in excess of $500,000 except as set forth on Schedule 9 hereto.

SECTION 5.           COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

5.1                                 Covenants in Credit Agreement. In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2                                 Delivery and Control of Instruments and Chattel Paper Investment Property and Deposit Accounts. (a)  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper shall be promptly (but in any event within 5 Business Days of the acquisition thereof) delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Administrative Agent any (x) Instruments, Certified Securities, Negotiable Documents or Tangible Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments, Certified Securities, Negotiable Documents and Tangible Chattel Paper held by all Grantors at such time does not exceed $500,000 or (y) checks and other payment Instruments received in the ordinary course of business which are not expected to be held by the applicable Grantor for a period in excess of 30 days.

(b)                                 If any of the Collateral is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses iii, iv and v of this paragraph), (ii) that such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision provided, that the Grantors shall not be obligated to comply with this clause (b) for any Electronic Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Electronic Chattel Paper held by all Grantors at such time does not exceed $500,000.

(c)                                  If any of the Collateral is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall at any time cause the Issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent provided, that the Grantors shall not be obligated to comply with this clause (c) for any Uncertificated Security held by any Grantor at any time to the extent that the aggregate value of all such Uncertificated Security held by all Grantors at such time does not exceed $500,000.

(d)                                 With respect to any Collateral consisting of Securities Accounts or Securities Entitlements, such Grantor shall cause the securities intermediary maintaining such Securities Account or Securities Entitlement to enter into an agreement in form and substance satisfactory to the Administrative

Agent pursuant to which it shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor. With respect to any Collateral consisting of Deposit Accounts, such Grantor shall cause the depositary institution maintaining such account to enter into an agreement in form and substance satisfactory to the Administrative Agent pursuant to which the depositary institution shall agree to comply with the Administrative Agent’s “instructions” directing disposition of funds from such Deposit Accounts without further consent by such Grantor. Notwithstanding the foregoing, it is agreed that the Administrative Agent shall not give the securities intermediary or depository institution maintaining any Deposit Accounts or Securities Accounts, as the case may be, instructions directing the disposition of funds unless an Event of Default shall have occurred and be continuing. Each Grantor shall maintain Securities Entitlements, Securities Accounts and Deposit Accounts only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Grantors shall not be required to comply with the requirements of this clause (d) in respect of (x) Securities Accounts, Securities Entitlements or Deposit Account that have an average aggregate monthly balance of $500,000 or less, (y) Deposit Accounts that are used exclusively to fund payroll, or (z) accounts holding cash and Cash Equivalents which are not required to be maintained in the Concentration Account pursuant to Section 4.22 of the Credit Agreement.

(e)                                  If any of the Collateral is or shall become evidenced or represented by a Commodity Contract, such Grantor shall cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Administrative Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance satisfactory to the Administrative Agent.

(f)                                    In addition to and not in lieu of the foregoing, if any Issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take commercially reasonable actions, including causing the issuer to register the pledge on its books and records, as may be necessary or as may be reasonably requested by the Administrative Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Administrative Agent under the laws of such foreign jurisdiction.

(g)                                 In the case of any Letter-of-Credit Rights with a face value in excess of $500,000, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such Letter-of-Credit Rights to the Administrative Agent.

5.3                                 Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies required by Section 6.5 of the Credit Agreement and such insurance shall name the Administrative Agent as insured party or loss payee, as is customary or appropriate with respect to any given policy.

5.4                                 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5                                 Maintenance of Perfected Security Interest; Further Documentation. (a)     Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)                                 Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                                  At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, (i) the filing of any financing or continuation statements under the Uniform Commercial. Code (or other similar laws) with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto (including, if requested by the Administrative Agent, the execution and delivery to the Administrative Agent of an acknowledgment of the pledge of any Pledged Securities substantially in the form of Annex II hereto), but only to the extent required by this Agreement.

5.6                                 Changes in Name, etc. Such Grantor will not, except upon 5 Business Days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i)                                     change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

(ii)                                  change its name.

5.7                                 Notices. Such Grantor will advise the Administrative Agent promptly, after a Responsible Officer knows or has reason to know, in reasonable detail, of:

(a)                                  any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any material Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or on the security interests created hereby.

5.8                                 Investment Property. (a) Such Grantor shall become entitled to receive or shall receive any certificate (including, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer (in the case of Investment Property that is not issued by a Subsidiary of the US Borrower, only to the extent the aggregate value of all such certificates, options or rights held by all Grantors exceeds $500,000), whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

(b)                                 Without the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof except pursuant to a transaction expressly permitted by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or otherwise expressly permitted by Section 7.3 of the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

(d)                                 Each Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the New York UCC (a “Security”), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.

5.9                                  Receivables. (a) After the occurrence of and during the continuance of an Event of Default, such Grantor will not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

(b)                                  Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.10                            Intellectual Property.  (a)  Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark owned by such Grantor on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)                                    Except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect, such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public.

(c)                                     Except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights owned by such Grantor may become invalidated or otherwise impaired and (ii) such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)                                 Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the Intellectual Property rights of any other Person.

(e)                                  Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)                                    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any item of Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within ten (10) Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                 Such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property filed by such Grantor (and to obtain the relevant registration) and to maintain each registration of material Intellectual Property, owned by such Grantor including, filing of applications for renewal, affidavits of use and affidavits of incontestability, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

(h)                                 In the event such Grantor has reason to believe that any material Intellectual Property owned by such Grantor is being infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i)                                     Such Grantor (either itself or through licensees) shall not, without the prior written consent of the Administrative Agent, discontinue use of or otherwise abandon any of its Intellectual Property, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(j)                                     Such Grantor shall not license any of its Intellectual Property, except in the ordinary course of business.

(k)                                  Such Grantor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Closing Date, a part of the Collateral (the “After-Acquired

Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral (subject to Section 3) and (iii) it shall give prompt (and, in any event within ten Business Days after the last day of the fiscal quarter in which such Grantor acquires such ownership interest) written notice thereof to the Administrative Agent in accordance herewith, and provide the Administrative Agent with an amended Schedule 6 and execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such After-Acquired Intellectual Property.

5.11                           Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $1,000,000 more, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

5.12                           Vehicles. With respect to any Vehicles acquired by such Grantor subsequent to the date hereof, other than any Vehicle subject to a capital lease expressly permitted by the Credit Agreement, within 45 days after the date of acquisition thereof, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction in which the Administrative Agent shall deem it advisable to perfect its security interests in the Vehicles.

SECTION 6.                                REMEDIAL PROVISIONS

6.1                                 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)                                 The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  Upon the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, all original orders, invoices and shipping receipts.

(d)                                 At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Administrative Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

6.2                                 Communications with Obligors; Grantors Remain Liable.  (a)   The Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)                                 Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                                 Pledged Stock.   (a)    Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Debt, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) stales that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(d)                                 The Administrative Agent hereby acknowledges that its rights and remedies under this Section 6 are limited by clauses (a), (b), (c) and (d) of the Letter, dated as of June 14, 2006, addressed to MBIA Insurance Corporation, Ambac Assurance Corporation, Assured Guaranty Corp., The Bank of New York, as ARG Trustee, The Bank of New York, as Alamo Trustee, The Bank of New York, as NFLP Trustee, Vanguard Car Rental USA Inc., Alamo Financing L.P., Alamo Financing L.L.C., National Car Rental Financing Limited Partnership, and National Car Rental Financing Corporation from the Administrative Agent.

6.4                                 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                                 Application of Proceeds. At such intervals as may be agreed upon by the US Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid reasonable fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, prorata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (or if outstanding are not cash collateralized) and the Commitments shall have terminated shall be paid over to the US Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6                                 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of such Grantor, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7                                 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 1l(a) of the Securities Act.

(b)                                 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                                  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8                                 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

SECTION 7.                                THE ADMINISTRATIVE AGENT

7.1                                 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

(vi)                              license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the

Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.

Anything in this Section 7.1 (a) to the contrary notwithstanding, the Administrative Agent agrees, except as provided in Section 7.1(b) that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Administrative Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to comply therewith promptly.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                                 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own bad faith, gross negligence or willful misconduct.

7.3                                 Filing of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4                                 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

SECTION 8. MISCELLANEOUS

8.1                                 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the US Borrower, each affected Guarantor and the Administrative Agent, provided that any provision of this Agreement imposing obligations on either the US Borrower, the Canadian Borrower or any Subsidiary Guarantor may be waived by the Administrative Agent in a written instrument executed by the Administrative Agent. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

8.2                                 Notices. All notices, requests and demands to or upon the Administrative Agent, the US Borrower, the Canadian Borrower or any Subsidiary Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at its notice address set forth on Schedule 1.

8.3                                 No Waiver by Course of Conduct: Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                 Enforcement Expenses; Indemnification. (a) The US Borrower and each Guarantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its costs and out of pocket expenses incurred in collecting against the US Borrower or such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the US Borrower or such Guarantor is a party, including, the reasonable fees and disbursements of counsel to each Secured Party and of counsel to the Administrative Agent.

(b)                                 Each Grantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Agents and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)                                 The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5                                 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the US Borrower and each Subsidiary Guarantor and shall inure to the benefit of the Agents and the Secured Parties and their successors and assigns; provided that none of the US Borrower, or any Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6                                 Set-Off. The US Borrower and each Subsidiary Guarantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing or following acceleration of the maturity of the Loans, without notice to the US Borrower or any Subsidiary Guarantor, any such notice being expressly waived by the US Borrower or such Subsidiary Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of the US Borrower or any such Subsidiary Guarantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the US Borrower or any such Subsidiary Guarantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against the US Borrower or any such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify the US Borrower or any such Subsidiary Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, other rights of set-off) which the Administrative Agent or such Secured Party may have.

8.7                                 Counterparts. This Agreement may be executed and delivered by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                                 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                                 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                           Integration. This Agreement and the other Loan Documents represent the agreement of the US Borrower, the Subsidiary Guarantors, the Administrative Agent, the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11                           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                           Submission To Jurisdiction; Waivers. The US Borrower, each Subsidiary Guarantor, and by its acceptance hereof, the Administrative Agent and each Secured Party, hereby irrevocably and unconditionally:

(a)                                  submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address referred to in Section 10.2 of the Credit Agreement or at such other address of which the parties hereto shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13                           Acknowledgements. The US Borrower, and each Subsidiary Guarantor hereby acknowledges that:

(a)                                  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 none of the Agents or any Secured Party has any fiduciary relationship with or duty to the US Borrower or any Subsidiary Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the US Borrower, the Subsidiary Guarantors, on the one hand, and the Agents and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the US Borrower, the Subsidiary Guarantors, and the Secured Parties.

8.14                           Additional Grantors. Each Subsidiary of the US Borrower that is required to become a party to this Agreement pursuant to Section 6.10(c) of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

8.15                           Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (or if outstanding are fully cash collateralized in an amount satisfactory to the issuer thereof, which shall not exceed 105% of the face amount thereof), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Agents and the US Borrower, and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the US Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the US Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the US Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)                                  No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

8.16                           WAIVER OF JURY TRIAL. THE US BORROWER, EACH GUARANTOR, AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VANGUARD CAR RENTAL USA HOLDINGS
INC., as Borrower

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

ALAMO RENTAL (US) INC., as Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

ALAMO RENT-A-CAR (CANADA) INC., as
Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

NATIONAL RENTAL (US) INC., as Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

VANGUARD CAR RENTAL CLAIMS INC., as
Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

Guarantee and Collateral Agreement

VANGUARD REAL ESTATE HOLDINGS
LLC, as Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

VANGUARD TRADEMARK HOLDINGS USA LLC, as Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

VANGUARD CAR RENTAL USA INC., as
Grantor

By:	/s/ Gerard J. Kennell
Name:	Gerard J. Kennell
Title:	Senior Vice President & Treasurer

Guarantee and Collateral Agreement

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Collateral Agent

Authorized Signatory:	/s/ William W. Archer
	Name:	William W. Archer
	Title:	Managing Director

Guarantee and Collateral Agreement